Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	CardioNet, Inc.
Heather C. Getz
Investor Relations
800-908-7103
investorrelations@cardionet.com

CardioNet, Inc. Enters Into Agreement with

UnitedHealthcare Insurance Company

Provides Coverage for CardioNet MCOTTM

Conshohocken, PA — (BUSINESS WIRE) — June 10, 2013 — CardioNet, Inc. (NASDAQ:BEAT) (“CardioNet”), the leading wireless medical technology company focused on diagnosing and monitoring cardiac arrhythmias, announced today that the Company has entered into a three-year National Provider Agreement with UnitedHealthcare Insurance Company, covering all of CardioNet’s monitoring modalities, including Mobile Cardiac Outpatient Telemetry (MCOTTM).  The Agreement is effective July 1, 2013 and applies to all UnitedHealthcare affiliated entities, including managed Medicare and managed Medicaid plans.  UnitedHealthcare provides coverage to more than 70 million members in the United States.

UnitedHealthcare’s decision to expand coverage to include CardioNet’s MCOT was the result of an extensive review of clinical evidence, including the Company’s recently published studies.  Their research found MCOT to be proven for multiple indications, concluding; “Results of studies suggest that mobile outpatient telemetry provides more effective detection of infrequent cardiac arrhythmias than external, loop monitors.”

Joseph Capper, President and CEO of CardioNet, commented: “CardioNet is pleased to partner with an industry leader like UnitedHealthcare.  Earlier this year, we announced a more comprehensive strategy to promote our entire suite of cardiac monitoring solutions.  By providing access to United’s more than 70 million members, this agreement dramatically expands the available market for all of our life-saving technologies.  We look forward to a lasting relationship with UnitedHeathcare and to servicing their vast membership.”

About CardioNet

CardioNet is the leading provider of ambulatory, continuous, real-time outpatient management solutions for monitoring relevant and timely clinical information regarding an individual’s health. CardioNet’s initial efforts are focused on the diagnosis and monitoring of cardiac arrhythmias, or heart rhythm disorders, with a solution that it markets as Mobile Cardiac Outpatient TelemetryTM (MCOTTM).  More information can be found at http://www.cardionet.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our expectations regarding the effect the United contract will have on the company’s operating results. These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, effects of changes in health care legislation, effectiveness of our cost savings initiatives, relationships with our government and commercial payors, changes to insurance coverage and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services, patent protection, adverse regulatory action, litigation success, our ability to successfully create a new holding company structure and to anticipate the benefits of such structure. For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.